UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K/A
(Amendment No. 1)
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2026
___________________________________
The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)
___________________________________

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Innovation Way Akron, Ohio 44316-0001
(Address of principal executive offices and zip code)
(330) 796-2121
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2026, The Goodyear Tire & Rubber Company (the “Company”) filed a Current Report on Form 8-K announcing the election of Stephen F. Shamrock as Vice President and Controller, effective October 16, 2026. The Company is filing this Form 8-K/A to provide information on changes to Mr. Shamrock’s compensation in connection with his election.

On October 5, 2026, the Company’s Human Capital and Compensation Committee approved changes to Mr. Shamrock’s compensation. He will receive an annual base salary of $375,000 and will participate in the Company’s Executive Annual Incentive Plan, with a target annual incentive of $225,000. Mr. Shamrock also received an additional long-term incentive grant with a value of $220,000 under the Company’s 2022 Performance Plan, composed of restricted stock units, performance share units and cash-settled performance units.

Additionally, Mr. Shamrock will participate in the Executive Severance and Change in Control Plan and the Defined Contribution Excess Benefit Plan, as well as other benefit plans and programs that generally are available to the Company’s officers and associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: October 9, 2026	By:	/s/ Daniel T. Young
	Name:	Daniel T. Young
	Title:	Secretary